UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                           FORM 8-K/A

                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934



                 Date of Report: November 20, 1998
       (Date of earliest event reported): September 4, 1998



                    GOLDEN GENESIS COMPANY
     (Exact name of registrant as specified in its charter)



   Delaware                0-12807                  86-0411983
(State or other          (Commission             (I.R.S. Employer
 jurisdiction of          File Number)            Identification No.)
 incorporation)


    4585 McIntyre St. Golden, CO                     80403
   (Address of principal executive offices)         (Zip Code)


                         (303) 271-7465
      (Registrant's telephone number, including area code)




Item 7.  Financial Statements and Exhibits

     Set forth below is the information required by Items 7(a),Financial Statements of Acquired Businesses, and 7(b), Pro Forma Financial Statements, of Form 8-K with respect to the acquisition of Solartec Sociedad Anonima as disclosed on Golden Genesis Company's ("GGC") Form 8-K filed with the Securities and Exchange Commission on September 21, 1998.


Financial Statements of Acquired Business and Pro Forma Financial
                           Statements


Solartec Sociedad Anonima Audited Financial Statements

      Independent Auditor's Report

      Balance Sheets as of December 31, 1997 and 1996

      Statements of Income for the Years Ended December 31,
        1997 and 1996

      Statements of Stockholders' Equity for the Years Ended
        December 31, 1997 and 1996

      Statements of Cash Flows for the Years Ended December 31,
        1997 and 1996

      Notes to the Financial Statements

Solartec Sociedad Anonima Unaudited Financial Statements

      Balance Sheet as of September 30, 1998

      Statement of Income for the Nine Months Ended September 30, 1998

      Statement of Cash Flows for the Nine Months Ended September 30, 1998

      Notes to the Financial Statements


Pro Forma Financial Statements

Golden Genesis Company Unaudited Pro Forma Statements of Income for the Year
     Ended December 31, 1997 and the Nine Months Ended September 30, 1998.





7(a) Financial Statements of Business Acquired

Solartec Sociedad Anonima Audited Financial Statements

AUDITORS' REPORT

To the President and Directors of
SOLARTEC Sociedad Anonima


We have examined the accompanying balance sheets of SOLARTEC Sociedad Anonima as of December 31, 1997 and 1996, and the related statements of income, stockholderss equity and cash flows for the years then ended. These financial statements are the responsibility of SOLARTEC management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America and included such tests of the accounting records and such other auditing procedures as we considered necessary in the circumstances. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of SOLARTEC Sociedad Anonima at December 31, 1997 and 1996, the results of its operations, changes in stockholders' equity and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.





DELOITTE & Co.

Buenos Aires, November 3, 1998




SOLARTEC SOCIEDAD ANONIMA

BALANCE SHEETS AS OF DECEMBER 31, 1997 AND 1996
(in U.S. dollars - Note 1)


ASSETS                                             1997       1996
CURRENT ASSETS
  Cash & banks                              $   137,863  $    54,507
  Trade receivables                           1,584,257    1,104,835
  Other receivables (Note 3.a)                  556,677      454,260
  Inventories (Note 4.a)                      1,147,987    1,148,958
  Inventories-Equipment in construction          51,431       81,635
    Total Current Assets                      3,478,215    2,844,195
NON-CURRENT ASSETS
  Other receivables (Note 3.b)                  205,782      205,782
  Deferred income tax ( Note 5 )                100,460      100,460
  Inventories (Note 4.b)                         46,293       50,567
  Property, plant and equipment (Note 6)        820,657      453,273
  Intangible assets                                 953        1,314
    Total Non-Current Assets                  1,174,145      811,396
      TOTAL                                 $ 4,652,360  $ 3,655,591

LIABILITIES
CURRENT LIABILITIES

  Accounts payable - trade                  $   850,666  $   776,377
  Debt (Note 7.a)                             1,502,132      709,312
  Accrued payroll expense                        88,799       80,844
  Taxes                                          38,581        2,250
  Other liabilities                             116,228       88,210
    Total Current Liabilities                 2,596,406    1,656,993

NON-CURRENT LIABILITIES
  Debt (Note 7.b)                               172,499       11,385
  Taxes                                          --            5,743
    Total Non-Current Liabilities               172,499       17,128
    Total Liabilities                       $ 2,768,905  $ 1,674,121

STOCKHOLDERS' EQUITY
  Common Stock                              $ 3,515,135  $ 3,515,135
  Legal reserve                                  42,601       42,601
  Accumulated deficit                        (1,674,281)  (1,576,266)
    Total Stockholders' equity                1,883,455    1,981,470
    TOTAL                                   $ 4,652,360  $ 3,655,591

The attached notes are an integral part of these statements


SOLARTEC SOCIEDAD ANONIMA

STATEMENTS OF INCOME FOR THE YEARS
ENDED DECEMBER 31, 1997 AND 1996
(in U.S. dollars - Note 1)


                                                   1997         1996

Net sales                                    $ 5,326,330  $ 4,742,642
Cost of sales                                 (4,110,901)  (3,661,236)
  Gross profit                                 1,215,429    1,081,406
Expenses:
  Selling                                       (311,989)    (237,542)
  Administrative                                (779,527)    (796,821)
  Operating profit                               123,913       47,043
Interest expense (including bank commissions)   (244,404)    (434,184)
Other income (expenses) -  net ( Note 8)          50,495     (228,186)
Loss from affiliated company                     (28,019)     (76,341)
Net  loss  before income tax                     (98,015)    (691,668)
Income tax (Note 9)                                 -        (148,981)
  Net loss for the year                       $  (98,015) $  (840,649)
Net loss per common share                     $    (0.14) $     (1.22)
Weighted average common shares outstanding       690,000      690,000

The attached notes are an integral part of these statements



SOLARTEC SOCIEDAD ANONIMA

STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
(in U.S. dollars - Note 1)

                                                   Appropriated          Unappropriated
                               Common Stock      Retained Earnings      Retained Earnings
                                                   Legal reserve      (Accumulated Deficit)      TOTAL
Balance, January 1, 1996     $ 2,015,135             $ 36,802          $ (654,531)         $ 1,397,406
Prior year adjustment
- Depreciation of Property,
  Plant and Equipment (note 6)                                            (75,287)             (75,287)
Irrevocable contribution       1,500,000                                                     1,500,000
Appropriation to legal reserve                          5,799              (5,799)
Net loss for the year                                                    (840,649)            (840,649)


Balance, December 31, 1996   $ 3,515,135             $ 42,601        $ (1,576,266)         $ 1,981,470
Net loss for the year                                                     (98,015)             (98,015)

Balance, December 31, 1997   $ 3,515,135             $ 42,601        $ (1,674,281)         $ 1,883,455

The attached notes are an integral part of these statements




SOLARTEC SOCIEDAD ANONIMA

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
(in U.S. dollars - Note 1)

                                                    1997        1996
Cash flows from Operating Activities
Net  loss for the year                        $  (98,015)  $  (840,649)

Adjustments to reconcile net loss for the year
to net cash (used) provided by operating activities:
  Deferred Income tax                            185,698      (137,618)
  Allowance for deferred income tax
    charge (recovery)	                          (185,698)      286,599
  Allowance for tax credit - industrial promotional
    regime (recovery)  charge	                   (82,938)      308,869
  Depreciation of  Property, plant and equipment 101,719        87,080
  Withdrawals of Property, plant and equipment    58,370         8,648
  Depreciation of  Intangible assets                 361           193
  Loss from affiliated company                    28,019        76,341

Change in assets and liabilities:
  Trade receivables                             (479,422)       84,553
  Other receivables                              (19,479)      260,931
  Inventories                                     35,449       281,562
  Intangible Assets                                 -             (694)
  Accounts payable - trade                        74,289      (794,163)
  Advances from customers                            -          (8,082)
  Accrued payroll expense                          7,954         3,557
  Taxes                                           30,588         7,993
  Other liabilities                                  -         (87,389)
Net cash used in operating activities           (343,105)     (462,269)

Cash flows from Investing Activities
  Purchase of Property, plant and equipment     (527,473)      (72,853)
Net cash used in investing activities           (527,473)      (72,853)

Cash flows from financing activities
   Irrevocable contribution to capital               -       1,500,000
  Net increase (decrease) in current debt        792,820      (372,543)
  Net increase (decrease) in non current debt    161,114      (551,602)
Net cash provided by financing activities        953,934       575,855

Net increase in cash                              83,356        40,733
Cash at beginning of year                         54,507        13,774

Cash at end of year                           $  137,863    $   54,507

Cash paid during the year for:
Interest                                      $  179,760    $  378,321
Taxes                                         $   45,873    $   38,069

The attached notes are an integral part of these statements



SOLARTEC SOCIEDAD ANONIMA

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
(in U.S. dollars)

1.  PURPOSE AND TRANSLATION OF THE FINANCIAL STATEMENTS

a)	These financial statements expressed in U.S. dollars have been prepared to enable GOLDEN GENESIS COMPANY to account for its interest in SOLARTEC S.A.

b)	SOLARTEC S.A. (the "Company") is a corporation registered and operating in
Argentina. All transactions are recorded in the statutory accounting books in pesos. The translation of the financial statements of SOLARTEC S.A. into U.S. dollars for the purpose indicated on the paragraph a) above, has been made following the guidelines of Statement of Financial Accounting Standards ("SFAS") No. 52.

Major operations of SOLARTEC S.A. (sales and purchases) are stated in U.S. dollars. Accordingly the U.S. dollar has been designated as the functional currency. Local currency denominated transactions are remeasured into the functional currency.

c)	The remeasurement process described in SFAS No. 52 should produce the same result as if the entity's accounting books of record had been initially recorded in the functional currency. Accordingly inventories, property plant and equipment, capital contributions and other stockholders accounts have been translated into U.S. dollars taking into account the exchange rate prevailing at each transaction date. Monetary assets and liabilities are translated using the year end exchange rate.

Profit and loss accounts were translated using average exchange rates for the periods in which they were accrued, except for the consumption of non monetary assets for which their respective dollar translated costs were considered.

d) The rate of exchange for the U.S. dollar has remained unchanged since 1991 when the Convertibility Law was enacted at the parity of U.S. 1 = $ 1.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America and are expressed in U.S. dollars. Main accounting criteria used are as follows:

Inventories

Inventories are stated at the lower of cost or market, on a first-in, first-out basis.

Investment

The investment in the SOLARTEC S.A. and THE NEW WORLD POWER CORPORATION - Joint Venture is stated at the equity method considering the financial statements for the years ended December 31, 1997 and 1996.

Property, Plant & Equipment

Fixed assets are stated at cost less accumulated depreciation. Depreciation is determined on a straight-line basis over the estimated useful lives of the assets, ranging from 10 to 50 years (see Note 6).

3.  OTHER RECEIVABLES

The detail of other receivables is as follows:
                                                   1997          1996
a) Current

  Solartec S.A. - The New World
  Power Corporation - Joint Venture             $  54,848  $  29,031
  Advances to local suppliers                      20,775      5,431
  Advances to foreign suppliers                    28,581     39,158
  Tax credits ( Industrial promotional regime)    340,941    317,586
  Advances and loans to staff                       9,920      5,123
  Recoverable claims                               29,566       -
  Prepaid expenses                                 63,067     35,650
  Deposits in guarantee                               180     10,980
  Miscellaneous                                     8,799     11,301
        TOTAL                                   $ 556,677  $ 454,260


b) Non-current:

  Tax credits ( Industrial promotional regime)  $ 225,931  $ 308,869
  Deposits in guarantee                             2,314      2,314
  Interest and balance adjustments receivable     203,468    203,468
      Subtotal                                    431,713    514,651
  Less:
  Allowance for other receivable                 (225,931)  (308,869)
      TOTAL                                     $ 205,782  $ 205,782


4.  INVENTORIES

	The detail of inventories is as follows:

                                                    1997       1996

a) Current:
  Raw materials                                $ 393,429   $ 223,202
  Materials                                      142,600     275,272
  Products in process                            140,367     136,413
  Finished products                              414,256     438,078
  Materials in transit                            57,246      74,978
  Advances to suppliers                               89       1,015
      TOTAL                                  $ 1,147,987 $ 1,148,958


b) Non-current
  Raw materials                                $   3,033   $   3,033
  Materials                                        4,336       6,025
  Products in process                                540         540
  Finished products                               38,384      40,969
      TOTAL                                    $  46,293   $  50,567


5.  DEFERRED INCOME TAX

The detail of deferred income tax is as follows:


                                                    1997       1996
a)  Current
  Deferred income tax                           $ 19,333    $ 27,599
  Allowance for deferred income tax              (19,333)    (27,599)
      TOTAL                                          -           -



b) Non-current
  Deferred income tax                         $  182,028  $  359,460
  Allowance for deferred income tax              (81,568)   (259,000)
      TOTAL                                   $  100,460  $  100,460


6.  PROPERTY, PLANT AND EQUIPMENT

The detail of Property, plant and equipment is as follows:


                                                    1997       1996

  Machinery and Equipment                      $  67,761   $  83,264
  Installations                                   55,847       7,070
  Furniture                                       64,100      46,909
  Laboratory instruments                          42,693      36,192
  Vehicles                                        72,637     111,363
  Tools                                           13,444      14,586
  Exhibition items                                11,064       5,691
  Data Processing                                  8,688       1,952
  Leasehold Improvements                            -          4,609
  Land                                           154,570      37,909
  Buildings                                      329,853     103,728
      TOTAL                                    $ 820,657   $ 453,273


The evolution of these accounts is as follows:

Balance (original value) as of December 31, 1995  $  736,825
Additions                                             72,853
Withdrawals                                          (38,767)
Balance (original value) as of December 31, 1996  $  770,911

Accumulated depreciation as of December 31, 1995 $ 185,390 Prior year adjustment due to change in the
method of depreciation (1)                            75,287
Depreciation for the year                             87,080
Withdrawals                                          (30,119)
Accumulated depreciation as of December 31, 1996  $  317,638

Net value as of December 31, 1996                 $  453,273

Balance (original value) as of December 31, 1996  $  770,911
Additions                                            527,474
Withdrawals                                         (117,003)
Balance (original value) as of December 31, 1997  $1,181,382

Accumulated depreciation as of December 31, 1996  $  317,638
Depreciation for the year                            101,719
Withdrawals                                          (58,632)
Accumulated depreciation as of December 31, 1997  $  360,725

Net value as of December 31, 1997                 $  820,657

(1) This change was made in order to comply with the accounting policies of the Parent company, which basically recognize the depreciation of the assets in the year of the acquisition.



7.  DEBT

The detail of debt is as follows:

                                                  1997         1996

a)  Current:
    In local currency
        Overdrafts                           $ 1,328,404  $  298,298
        Bank loans                                16,618     206,412
                                               1,345,022     504,710

    In foreign currency
        Bank loans                               129,083     174,802
        Other debt                                28,027      29,800
                                                 157,110     204,602
          TOTAL                              $ 1,502,132  $  709,312




                                                   1997        1996

b)  Non-current:
    Bank loans                                 $ 172,499    $ 11,385
      TOTAL                                    $ 172,499    $ 11,385


Loans bear interest ranging between 11% and 25% annually.

8.  OTHER INCOME (EXPENSES) - NET

The detail of other income (expenses) is as follows:

                                                   1997        1996

Tax loss (Industrial promotional regime)       $ (18,995)   $    -
Recovery of the allowance for bad debts             -         71,632
Allowance for tax credit (Industrial
  promotional regime) - Recovery (charge)         82,938    (308,869)
Miscellaneous                                    (13,448)      9,051
  TOTAL                                        $  50,495   $(228,186)


9.  INCOME TAX

The criteria set forth in Statement of SFAS No. 109 (liability method) have been used.

In accordance with SFAS No. 109 the Company recognized a tax credit based on tax loss carryforwards which is available to offset future taxable income.

The reconciliation between the recorded provision for income tax and the provision for income tax at the statutory rate on income is as follows:


                                                    1997       1996

Net (loss) before income tax                   $ (98,015) $ (691,668)
Income tax credit  at statutory rate of 33 %      32,345     228,250
Non-taxable items (at statutory rate of 33 %)(*) (32,345)   (377,231)
Income tax deferred / (Tax loss carryforward)  $    -     $ (148,981)


(*) Mainly unusual tax loss and recovery of allowances (Note 8) for 1997 and allowances in 1996 and the effect of the deferred income tax in both years.

    The income tax is as follows:

                                                  1997           1996
Deferred                                     $ (185,698)  $  137,618
Allowance for income tax deferred-
  recovery (charge)                             185,698     (286,599)
            TOTAL                            $     -      $ (148,981)


The tax loss carryforward available to offset future taxable income amounts to approximately $610,000 in 1997 and $1,173,000 in 1996. The income tax effect of such tax loss carryforward gave rise to a deferred income tax asset of $201,361 in 1997 and a total of $387,059 in 1996. An allowance amounting to $100,901 in 1997 and $286,599 in 1996 has been recorded.


10.  SEGMENT DATA

Operations of the Company correspond to a single line of business and are mainly carried out within Argentina.



11. DIVIDENDS AND APPROPRIATION OF RETAINED EARNINGS (ACCUMULATED DEFICIT)

Cash dividends are declared by the stockholders' and based upon available retained earnings as per Argentine statutory financial statements.

The balance of accumulated deficit as per the statutory financial statements as of December 31, 1997 and 1996 amounts to $119,388 and $38,131, respectively.

The Company is required by law to appropriate to a legal reserve, 5% of each year net income, until such reserve is equal to 20% of the total registered capital. The reserve may be used only to offset accumulated losses, and upon liquidation of the Company.


12.	COMMON STOCK

Capital stock is composed of one class of common shares having right to 1 vote each and the same face value of 1 peso each.

Total number of common shares outstanding is as follows:

As of December 31, 1995                   6,559,138,810

As of December 31, 1996                         690,000

As of December 31, 1997                         690,000

Solartec Sociedad Anonima Unaudited Interim Financial Statements
SOLARTEC SOCIEDAD ANONIMA

BALANCE SHEET AS OF SEPTEMBER 30, 1998
(in U.S. Dollars)

ASSETS
CURRENT ASSETS
  Cash & banks                                $    64,853
  Trade receivables                             2,293,186
  Other receivables                               351,285
  Inventories                                     837,080
      Total Current Assets                      3,546,404

NON CURRENT ASSETS
  Other receivables                               204,419
  Deferred income tax                             100,460
  Property, plant and equipment                   791,111
  Intangible assets                                 1,063
      Total Non Current Assets                  1,097,053

TOTAL                                         $ 4,643,457

LIABILITIES
CURRENT LIABILITIES
  Accounts payable - trade                    $ 1,079,521
  Debt                                          1,246,843
  Accrued payroll expense                         122,166
  Taxes                                            10,110
  Other liabilities                               116,228
      Total Current Liabilities                 2,574,868

NON CURRENT LIABILITIES
  Debt                                            124,504
      Total Non Current Liabilities               124,504
      Total Liabilities                       $ 2,699,372

STOCKHOLDERS' EQUITY
  Common Stock                                $ 3,515,135
  Legal reserve                                    42,601
  Accumulated deficit                          (1,613,651)
      Total Stockholders' Equity                1,944,085

TOTAL                                         $ 4,643,457


SOLARTEC SOCIEDAD ANONIMA

INCOME STATEMENT - NINE MONTHS AS OF SEPTEMBER 30, 1998

(in U.S. Dollars)

Net Sales                                     $ 4,676,748
Cost of sales                                   3,546,970
      Gross profit                              1,129,778

Expenses:
  Selling                                         284,223
  Administrative                                  545,182
      Operating profit                            300,373
Interest income (expense)
(including bank commissions)                     (190,051)
Other income (expenses) - net                      60,251
Loss from affiliated company                     (109,943)
Income before income tax                           60,630
Income tax                                           -
      Net income for the year                 $    60,630
Net income per common share                   $      0.09
Weighted average common shares outstanding        690,000


SOLARTEC SOCIEDAD ANONIMA

STATEMENT OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 1998
(in U.S. Dollars)

Cash flows from operating activities
Net income for the year                       $    60,630

Adjustments to reconcile net income
  for the period to net cash
  provided by operating activities:
Depreciation of property plant and equipment       63,992
Sale and retirement of property
  plant and equipment                              11,350
Depreciation of intangible assets                     250

Change in assets and liabilities:
Trade receivables                                (708,929)
Other receivables                                 206,755
Inventories                                       408,631
Intangible assets                                    (360)
Accounts payable - trade                          228,855
Accrued payroll expense                            33,367
Accrued taxes                                     (28,471)
Net cash provided by operating activities         276,070

Cash flows from investing activities
Purchase of PPE                                   (45,796)
Net cash used in investing activities             (45,796)

Cash flows from financing activities
Net decrease in current debt                     (255,289)
Net decrease in non current debt                  (47,995)
Net cash used in financing activities            (303,284)

Net decrease in cash                              (73,010)
Cash at beginning of year                         137,863

Cash at end of period                         $    64,853


7(b)  Pro Forma Financial Information

The following unaudited pro forma statements of income for the year ended December 31, 1997 and the nine months ended September 30, 1998 (collectively, the "pro forma financial statements") give effect to the acquisition by Golden Genesis Company ("GGC") of the stock of Solartec Sociedad Anonima ("Solartec") as if the transaction had occurred on January 1, 1997. No pro forma balance sheet is presented as the purchase of Solartec is reflected in the September 30, 1998 balance sheet included in GGC's third quarter report on Form 10-Q filed November 15, 1998. The transaction was accounted for as a purchase in accordance with the provisions of Accounting Principles Board Opinion No. 16.

The historical financial statements included in the unaudited pro forma financial statements are for the periods presented. The unaudited pro forma financial statements are based on management's best estimate of the effects of the acquisition of Solartec. Pro forma adjustments are based on currently available information; however, the actual purchase accounting adjustments will be based on more precise evaluations and estimates of fair values. It is possible that the actual adjustments could differ substantially from those presented in the unaudited pro forma financial statements.

The unaudited pro forma statements of income for the year ended December 31, 1997 and the nine months ended September 30, 1998 are not necessarily indicative of the results of operations that actually would have been achieved had the acquisition of Solartec been consummated as of January 1, 1997, or that may be achieved in the future. The unaudited pro forma financial statements should be read in conjunction with the accompanying unaudited notes, the accompanying historical financial statements and notes thereto of Solartec, and the audited consolidated financial statements of GGC included in its Annual Report on Form 10-K for 1997.


                              Golden Genesis Company
                       Unaudited Pro Forma Statement of Income
                        For the Year Ended December 31, 1997
             (In Thousands of U.S. Dollars, except per share amounts)

                              GGC          Solartec     Pro Forma
                           Historical     Historical   Adjustments  Pro Forma
                           ----------   ------------   -----------  ---------
Net sales                  $  32,829      $   5,326     $    (32) c $  38,123

Costs and expenses:
  Cost of goods sold          25,920          4,111          (26) c    30,005
  Marketing, general and
    administration and
    research and development   7,240          1,091           91  a     8,422
                            ---------      --------     --------     --------
Operating income (loss)         (331)           124          (97)        (304)

Other income (expense):
  Interest expense              (161)          (244)        (216) b      (621)
  Miscellaneous, net             (33)            22           -           (11)
                            ---------      --------     --------     --------
Income (loss) before
  income taxes                  (525)           (98)        (313)        (936)

Income tax expense               -             -            -            -
                            ---------      --------     --------     --------
Net income (loss)           $   (525)      $    (98)    $   (313)    $   (936)
                            =========      ========     ========     ========
Net loss per basic
  share of common stock     $   (0.03)                               $  (0.06)
                            =========                                ========
Weighted average shares
  outstanding - basic          16,216                                  16,216
                            =========                                ========
Net loss per diluted
  share of common stock     $   (0.03)                               $  (0.06)
                            =========                                ========
Weighted average shares
  outstanding - diluted        16,216                                  16,216
                            =========                                ========

See Unaudited Notes to Pro Forma Financial Statements

                              Golden Genesis Company
                       Unaudited Pro Forma Statement of Income
                     For the Nine Months Ended September 30, 1998
             (In Thousands of U.S. Dollars, except per share amounts)

                              GGC          Solartec     Pro Forma
                           Historical     Historical   Adjustments  Pro Forma
                           ----------   ------------   -----------  ---------
Net sales                  $  31,185      $   4,677     $   (152) c $  35,710

Costs and expenses:
  Cost of goods sold          26,283          3,547         (142) c    29,688
  Marketing, general and
    administration and
    research and development   5,922            829           68  a     6,819
                            ---------      --------     --------     --------
Operating income (loss)       (1,020)           301          (78)        (797)

Other income (expense):
  Interest expense              (342)          (190)        (162) b      (694)
  Miscellaneous, net             181            (50)         -            131
                            ---------      --------     --------     --------
Income (loss) before
  income taxes                (1,181)            61        (240)       (1,360)

Income tax expense               -             -            -            -
                            ---------      --------     --------     --------
Net income (loss)           $  (1,181)     $     61     $  (240)     $ (1,360)
                            =========      ========     ========     ========
Net (loss) per basic
  share of common stock     $   (0.07)                               $  (0.08)
                            =========                                ========
Weighted average shares
  outstanding - basic          16,671                                  16,671
                            =========                                ========
Net (loss) per diluted
  share of common stock     $   (0.07)                               $  (0.08)
                            =========                                ========
Weighted average shares
  outstanding - diluted        16,875                                  16,875
                            =========                                ========

See Unaudited Notes to Pro Forma Financial Statements



                     Golden Genesis Company
        Unaudited Notes to Pro Forma Financial Statements
                 (In Thousands of U.S. Dollars)


The following pro forma adjustments are reflected in the pro forma statements of income for the year ended December 31, 1997 and the nine months ended September 30, 1998:

                                                    1997              1998
a.   Amortization of goodwill related to
       Solartec recorded pursuant to purchase
       accounting (20 year life)                   $  (91)           $  (68)

b.   Increase in interest expense due to new
       borrowings for the acquisition of Solartec,
       at applicable rates for purchase              (216)              (162)

c.   Elimination of sales and related costs
       from GGC to Solartec:
     Sales                                            (32)              (152)
     Cost of goods sold                                26                142
                                                   --------            -------
                                                   $ (313)             $(240)
                                                   ========            =======




                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Golden Genesis Company


Date:  November 20, 1998            By /s/ Jeffrey C. Brines
                                 ------------------------------
                                 (CFO and Principal
                                  Accounting Officer)